Exhibit 99.(h)(9)(B)

SERVICE PLAN FOR THE

AMERICAN BEACON FUNDS C CLASS SHARES

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the Service Plan for the American Beacon Funds C Class Shares, the following Funds have adopted the Service Plan for the American Beacon Funds C Class Shares:

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHL TargetRisk Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Balanced Fund

American Beacon Developing World Income Fund

American Beacon DoubleLine Floating Rate Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Man Large Cap Growth Fund

American Beacon Man Large Cap Value Fund

American Beacon NIS Core Plus Bond Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon TwentyFour Sustainable Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

Effective: January 20, 2026